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                                                                    Exhibit 2.4

                   FIRST AMENDMENT TO SALE-PURCHASE AGREEMENT

         THIS AMENDMENT TO SALE-PURCHASE AGREEMENT (this "AMENDMENT") is made as of February 22, 2002, among ILM II SENIOR LIVING, INC., a Virginia finite-life corporation ("ILM II"), ILM II HOLDING, INC., a Virginia corporation ("SELLER"), and FIVE STAR QUALITY CARE, INC., a Maryland corporation ("PURCHASER").

                                    RECITALS:

         ILM II, Seller and Purchaser have entered into a Sale-Purchase Agreement dated as of January 23, 2002 (the "PURCHASE AGREEMENT"), and have agreed, subject to the terms and conditions set forth below, to amend the Purchase Agreement as provided below.

         NOW THEREFORE, in consideration of the foregoing, and the representations, warranties, covenants and agreements set forth in this Amendment, the parties agree as follows:

         Section 1. DEFINITIONS. Capitalized terms used and not otherwise defined herein shall have the meanings given such terms in the Purchase Agreement.

         Section 2. AMENDMENTS. Effective as of the date hereof, the Purchase Agreement shall be amended as follows:

         (a) Article 1B of the Purchase Agreement is amended to add the following new subparagraph (ix) after subparagraph (viii) (and to renumber the existing subparagraphs (ix) and (x) of Article 1B as subparagraphs (x) and (xi), respectively):

                           (ix) A capital improvement account (the "CAPITAL
                  IMPROVEMENT ACCOUNT") having a balance of not less than $372,000;

         (b) Article 8A(ix) of the Purchase Agreement is amended in full to read as follows:

                           (ix) a General Assignment and Assumption Agreement in
                  form reasonably acceptable to Purchaser, assigning to Purchaser Seller's right, title and interest in and to the Surviving Contracts (as hereinafter defined), the Intangible Property, the Capital Improvement Account, the Claims, the Permits, and the Files and Records, together with any and all other documents and instruments that may be necessary to transfer the Capital Improvement Account to Purchaser;

         Section 3. MISCELLANEOUS

         (a) In consideration of Seller's execution of this Amendment, Purchaser acknowledges that it has not sent a Material Defect Notice pursuant to Article 10, Section E and will not send a Material Defect Notice prior to the expiration of the Inspection Period, PROVIDED, HOWEVER, that in no event shall the foregoing affect, limit or otherwise impair Purchaser's right to send a Material Defect Notice pursuant to Article 19B(iv) of the Purchase Agreement.

         (b) Except as herein provided, the Purchase Agreement shall remain unchanged and in full force and effect, and is hereby ratified and confirmed.


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         (c) Each party hereto represents that is has taken all action required to authorize, execute and deliver this Amendment, and to make all of the provisions of this Amendment valid and enforceable and had caused this Amendment to be executed by a duly authorized officer of such party.

         (d) This Amendment may be executed in any number of counterparts, each of which when so executed and delivered shall be deemed an original, but all such counterparts shall constitute one and the same agreement.

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         EXECUTED under seal as of the date first above written.

                                ILM II:

                                ILM II SENIOR LIVING, INC.


                                By: /s/ J.W. Sharman, Jr.
                                    --------------------------------------------

                                Name: J.W. Sharman, Jr.
                                    --------------------------------------------

                                Title: President
                                    --------------------------------------------


                                SELLER:

                                ILM II HOLDING, INC.


                                By: /s/ David Carlson
                                    --------------------------------------------

                                Name: David Carlson
                                    --------------------------------------------

                                Title: President
                                    --------------------------------------------

                                PURCHASER:

                                FIVE STAR QUALITY CARE, INC.


                                By: /s/ Bruce J. Mackey, Jr.
                                    --------------------------------------------

                                Name: Bruce J. Mackey, Jr.
                                    --------------------------------------------

                                Title: Chief Financial Officer and Treasurer
                                    --------------------------------------------


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